Exhibit 23

Consent of Independent Registered Public Accounting Firm

The Board of Directors and Shareholders

PSS World Medical, Inc.:

We consent to the incorporation by reference in the Registration Statement File Nos. 33-80657, 33-90464, 333-15043, 333-64185, 33-85004, 33-97756, 33-99046, 33-97754, 333-30427, 333-50526, 333-58272, 333-104262, 333-138173 and 333-162196 on Form S–8 of PSS World Medical, Inc. and subsidiaries of our reports dated May 25, 2012, with respect to the consolidated balance sheets of PSS World Medical, Inc. as of March 30, 2012 and April 1, 2011, and the related consolidated statements of operations, equity and comprehensive income, and cash flows for each of the years in the three-year period ended March 30, 2012, and the related financial statement schedule, and the effectiveness of internal control over financial reporting as of March 30, 2012, which reports appear in the March 30, 2012 annual report on Form 10–K of PSS World Medical, Inc.

/s/ KPMG

May 25, 2012

Jacksonville, Florida

Certified Public Accountants